Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Yuma Energy, Inc. of our report dated March 31, 2014, relating to our audit of the financial statements of Yuma Energy, Inc. (formerly Pyramid Oil Company), included in the Annual Report on Form 10-K of Yuma Energy, Inc. (formerly Pyramid Oil Company) for the year ended December 31, 2013.

/s/ SingerLewak LLP

Los Angeles, California
December 22, 2014